EXHIBIT 99

                             BRIGHTON COMMERCE BANK

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held On January 26, 2000

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of BRIGHTON COMMERCE BANK hereby appoints GARY NICKERSON and ROBERT C. CARR, or either of them, to represent the undersigned at the special meeting of the shareholders of BRIGHTON COMMERCE BANK to be held on JANUARY 26, 2000, at 9:00 a.m. (local time), at Brighton Commerce Bank, 8700 North Second Street, Brighton, Michigan 48116, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of January 31, 2000, between and among CAPITOL BANCORP LTD. and the shareholders of BRIGHTON COMMERCE BANK to exchange the shares of common stock of BRIGHTON COMMERCE BANK not now held by CAPITOL BANCORP LTD. for shares of common stock of CAPITOL BANCORP LTD. according to the terms of the Plan of Share Exchange. After the share exchange, BRIGHTON COMMERCE BANK will be a wholly owned subsidiary of CAPITOL BANCORP LTD.

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

[SIGNATURES ON REVERSE]
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Dated: JANUARY ________, 2000

                                        ----------------------------------------
                                            Number of Shares of Common Stock

                                        ----------------------------------------
                                           Signature (and title if applicable)

                                        ----------------------------------------
                                               Signature (if held jointly)

                                        Please  sign  your  name  exactly  as it
                                        appears on your stock certificate.  When
                                        shares are held by joint  tenants,  both
                                        should  sign.  When signing as attorney,
                                        executor,   administrator,   trustee  or
                                        guardian,  please  give  full  title  as
                                        such. If a  corporation,  please sign in
                                        full  corporate name by the President or
                                        other   authorized    officer.    If   a
                                        partnership, please sign in partnership name by authorized person.